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                                                                    EXHIBIT 4.2


                               WARRANT AGREEMENT


                  WARRANT AGREEMENT (the "AGREEMENT'), dated as of October __, 1997, between Biovail Corporation International (the "COMPANY"), a corporation organized and existing under the laws of Ontario, Canada and Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "WARRANT AGENT"), in favor of each of the persons (each a "HOLDER") who acquires from time to time warrants to purchase the Company's common shares, no par value (the "COMMON SHARES"), issued in the offering of units (collectively, the "UNITS"), each Unit consisting of one warrant to purchase one Common Share (each, a "WARRANT" and collectively, the "WARRANTS") and one common share, par value $.01 per share, of Intelligent Polymers Limited, a corporation organized and existing under the laws of Bermuda (the "INTELLIGENT POLYMERS COMMON SHARES"), made pursuant to a Registration Statement on Form F-1/F-3 (Nos. 333-35833 and 333-35839) (the "REGISTRATION STATEMENT") filed by the Company and Intelligent Polymers Limited with the Securities and Exchange Commission (the "SEC").


THE PARTIES AGREE IN FAVOR OF EACH HOLDER AS FOLLOWS:

                  Until September 30, 1999 or such earlier date as the Purchase Option (as defined in the Registration Statement) is exercised or expires unexercised (the "Separation Date"), each Warrant shall be evidenced by a unit certificate (the "UNIT CERTIFICATE") in the form filed as Exhibit 4.4 to the Registration Statement. On or immediately after the Separation Date, the Warrant Agent will issue to each Holder a certificate, representing a warrant certificate, such warrant certificate to be substantially in the form attached hereto as Exhibit A (each, a "WARRANT CERTIFICATE"; it being understood that prior to the Separation Date, the term "Warrant Certificate" shall mean the Unit Certificate). Each Holder, upon execution of a Warrant Certificate by the Company and the countersignature by the Warrant Agent, shall be entitled to purchase from the Company, subject to the provisions of this Agreement, the number of Common Shares (collectively, the "WARRANT SHARES") as shall equal the number of Common Shares indicated in the Warrant Certificate issued to such Holder. The Warrant shall be exercisable at any time from October 1, 1999 (the "EXERCISE COMMENCEMENT DATE") through September 30, 2002 (the "EXERCISE PERIOD") at the exercise price per Common Share of $_____ (the "EXERCISE PRICE").

                  The number of Warrant Shares to be received upon exercise of the Warrants and payment of the Exercise Price shall be adjusted from time to time as set forth in Section 8 of this Agreement. The Warrants will additionally be subject to the following terms and conditions:

                  1. Execution for Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President and Chief Executive Officer or any Vice President and by its Secretary, either manually or by facsimile signature printed thereon. The


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Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such officer on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent, and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

                  2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

                  3. Appointment of Transfer Agent and Registrar. The Company hereby appoints the Warrant Agent to be the Transfer Agent and Registrar of the Unit Certificates and the Warrant Agent agrees to act as Transfer Agent and Registrar of the Unit Certificates until the Separation Date. After the Separation Date, the Warrant Agent will act as Warrant Agent for the Warrants pursuant to this Agreement.

                  4. Exercise of Warrants. Subject to the terms and conditions hereof, the Warrants may be exercised by the Holder thereof, in whole or in increments of 10 Common Shares, on any business day beginning on the Exercise Commencement Date, or if such date is not a business day, then on the next succeeding business day, by presentation and surrender of the Warrant Certificates at the office of the Warrant Agent with the ELECTION TO PURCHASE (set forth on the reverse side of the Warrant Certificate) properly completed and duly executed and accompanied by payment, by certified or official bank check, payable to the order of the Company, of an amount in United States dollars equal to the then current Exercise Price for the number of Warrant Shares specified in such Election to Purchase. The applicable fees of the Warrant Agent, in connection with such exercise shall be paid by the Company. If the Warrants are exercised for less than the total number of Warrant Shares evidenced by the Warrant Certificate, promptly after presentation of the Warrant Certificate upon such exercise, the Warrant Agent shall execute and deliver a new Warrant Certificate, dated the date hereof, evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions herein set forth. Upon and as of receipt by the Warrant Agent of the Warrant Certificate with a properly completed and duly executed Election to Purchase accompanied by payment of the Exercise Price as herein provided and upon receipt by the Warrant Agent from the Company of the appropriate amount of Common Shares represented by such Warrant Shares purchasable upon the exercise of the Warrant, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company may then be closed or that


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certificates representing such Common Shares may not then actually be delivered to the Holder. Each Warrant not exercised prior to 5:00 p.m., New York City time, on September 30, 2002 (the "EXPIRATION DATE"), shall become void, and all rights hereunder and under the applicable Warrant Certificate(s) and all rights in respect thereof under this Agreement shall cease as of such time. Subsequent to the proper exercise of the Warrant(s) by the Holder, the Warrant Agent shall promptly transfer to the Holder appropriate evidence of ownership of the Warrant Shares or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall promptly deliver such evidence of ownership of any other securities or property to the person or persons entitled to receive such items. The term "business day" as used in this Agreement shall mean any day other than a Saturday, Sunday or a day on which federal or state chartered banking institutions in New York City, New York are authorized or required by law to close.

                  5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the original issuance of the Warrants and of the Common Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to (a) pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of the Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder of such Warrant at the time of surrender.

                  6. Reservation of Warrant Shares. The Company shall, at all times from the Exercise Commencement Date until the Expiration Date, reserve for issuance and delivery upon exercise of the Warrants the number of Common Shares as shall be required for issuance and delivery upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, freely-tradeable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. The Warrant Agent is hereby irrevocably authorized to requisition from time to time Common Share share certificates issuable upon the exercise of outstanding Warrants. The Company will supply its transfer agent with duly executed share certificates for such purpose. All Warrants surrendered upon exercise shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company or otherwise disposed of in a manner satisfactory to the Company. Unless all Warrants shall have been exercised prior to 5:00 p.m., New York time, on the Expiration Date, the Warrant Agent shall certify to the Company, as of the close of business on the Expiration Date, the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Shares shall be subject to reservation in respect of such Warrants. The Company shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any Common Shares.


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                  7.  Market Price of Shares.  For purposes of this
Agreement, the market price (the "MARKET PRICE") of the Common Shares for the relevant day or days shall be determined by the Company as follows:

                  (a) if the Common Shares are listed on any United States national securities exchanges or admitted to unlisted trading privileges on any such exchanges, the Market Price shall be the average of the closing prices of the Common Shares on the principal exchange on which such shares are listed or admitted to unlisted trading privileges over the five trading days immediately preceding the applicable date; or

                  (b) if the Common Shares are quoted on the National Market System of the National Association of Securities Dealers Inc. Automatic Quotation System ("NASDAQ"), the Market Price shall be the average of the last sale prices of the Common Shares as reported on the Nasdaq National Market System, or, if the Common Shares are not included in the Nasdaq National Market System, the average of the bid prices for the Common Shares as reported on the Nasdaq quotation system, in either case over the five trading days immediately preceding the applicable date; or

                  (c) if the Common Shares are not so quoted on Nasdaq or listed on any United States national securities exchange or admitted to unlisted trading privileges, the Market Price of the Common Shares shall be an amount representing the fair market value of the Common Shares as determined in good faith by the Board of Directors of the Company.

                  8.  Adjustments.

                  (a) Stock Dividends; etc. If after the date hereof the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares of the Company or by an allotment of Common Shares or other securities of the Company made to Holders of Common Shares by way of a capitalization of reserves or subdivision of Common Shares or by a reclassification of Common Shares then, from and after the day following the record date for such share dividend or allotment or reclassification, the number of Warrant Shares issuable upon exercise of the Warrants shall be increased in proportion to such increase in outstanding Common Shares of the Company and the then applicable Exercise Price shall be correspondingly decreased.

                  (b) Aggregation of Shares. If, after the date hereof, the number of outstanding Common Shares of the Company is decreased by a consolidation or reclassification of Common Shares of the Company, then, from and after the record date for such consolidation or reclassification, the number of Warrant Shares issuable upon exercise of the Warrants shall be decreased in proportion to such decrease in Common Shares of the Company and the then applicable Exercise Price shall be correspondingly increased.


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                  (c) Special Dividends. If (other than in a dissolution or
liquidation) securities of the Company (other than the Common Shares) or assets (other than cash dividends payable out of retained earnings) are issued by way of a dividend on outstanding Common Shares of the Company as of a record date, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Market Price on such record date less then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the securities or assets distributed applicable to one Common Share, and the denominator of which shall be such Market Price. Such adjustments shall become effective immediately prior to the opening of business on the day following such record date.

                  (d) Reorganization, etc. If there shall be effected any amalgamation or merger of the Company with another corporation, other entity or any sale of all or substantially all of the Company's assets to another entity in which holders of Common Shares will receive in exchange for their Common Shares other securities or assets, then, as a condition to the closing of such amalgamation, merger, or sale, lawful and fair provision shall be made whereby the Holders thereafter shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Warrant Shares issuable upon exercise of the Warrants, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares issuable upon the exercise of the Warrants prior to the closing of such amalgamation, merger or sale. In any such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be practicable, in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such amalgamation, merger, or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such amalgamation or merger, or the entity purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase.

                  (e) Limitations. Anything in this Section 8 to the contrary notwithstanding, adjustments in the number of Warrant Shares issuable on exercise of Warrants shall be made only to the nearest one-tenth on a Common Share.

                  (f) Readjustments; etc. If an adjustment is made under paragraph (a), (b), (c) or (d) above, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall

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be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

                  (g) No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of paragraph (a), (b), (c) or
(d) above need be made if such adjustment would amount to a change in such Exercise Price of less than $.05; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 8 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (h) Form of Warrant Certificate. The form of Warrant Certificate need not be changed as a result of any change pursuant to this
Section 8, and any Warrant Certificate issued after such change may state the same Exercise Price and the same number of Warrant Shares as is stated in the Warrant Certificate initially issued pursuant to this Agreement. Notwithstanding the foregoing, the Company shall have the right at any time from time to time in its sole discretion (which shall be conclusive) to make any change in the Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                  (i) Notice of Adjustment in Warrant. Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable on exercise of the Warrants, then in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the Holders at their addresses registered with the Company or the Warrant Agent. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

                  (j) Certificate of Independent Public Accounts. The Company may retain a firm of independent public accountants of recognized standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of the computation made under this Section 8.

                  9. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for income tax purposes as a dividend of share or share rights shall not be taxable to the recipients.



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                  10. No Rights as Stockholders; Notices.

                  (a) No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders, as such, the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever, at law or in equity, as shareholders of the Company.

                  (b) Notice Requirements.  In the event that:

                  (i) the Company shall take action to make any distribution (other than cash dividends payable out of accumulated earnings, as indicated on the most recent quarterly balance sheet of the Company, and dividends or distributions payable in Common Shares) to the holders of Common Shares;

                 (ii) the Company shall take action to offer for subscription pro rata to the holders of Common Shares any additional shares of any class or other rights or securities convertible into Common Shares;

                (iii) the Company shall take action to accomplish any capital reorganization, or reclassification of the share capital of the Company (other than a share dividend, allotment, subdivision or consolidation covered by Sections 8(a) or 8(b)) or amalgamation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or sale of all or substantially all of its assets to another corporation; or

                 (iv) the Company shall take action looking to a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall (A) at least 10 days prior to the record date or expected record date for any such distribution or subscription rights or at least 10 days prior to the record date or expected record date for determining rights to vote in respect of any such amalgamation, merger, sale, dissolution, liquidation or winding up, cause written notice thereof to be sent by first-class mail or by reputable overnight delivery service or courier, postage prepaid, to the Warrant Agent and each Holder at its address appearing in the records of the Warrant Agent or the Company, and
(B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, cause at least 10 days' prior written notice of the date or expected date when the same shall take place to be given to the Warrant Agent and each Holder in the same manner. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Shares shall be entitled thereto, and such in accordance with the foregoing clause (B) shall also specify the


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date or expected date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to mail such notice, or any defect therein, shall not affect the legality or validity or any of the matters set forth in the foregoing clauses (i) through (iv). The notice herein required shall not confer upon any Holder the right to exercise the Warrants before the Exercise Commencement Date.

                  11. Transfer, Exchange, Assignment or Loss of Warrant Certificate.

                  (a) Transferability. The Warrants may be transferred, in whole or in part, subject to the following restrictions:

                  (i) The Warrants may not be transferred separately from the Intelligent Polymers Common Shares with which the Warrants were issued as units until the Separation Date and the Warrants shall be transferred separately from the Intelligent Polymers Common Shares after the Separation Date. Requests for transfer of the Warrants before the Separation Date shall be forwarded to the Warrant Agent.

                 (ii) The Warrants, the Warrant Shares and any other securities received pursuant to this Agreement or the Warrants shall be subject to any restrictions on transferability provided by federal and state securities laws.

                  (b) Transfer Conditions. Any transfer permitted hereunder shall be made by surrender of the Warrant Certificate to the Warrant Agent at its offices with the FORM OF TRANSFER (on the reverse side of the Warrant Certificate) properly completed and duly executed and accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Warrant Agent shall, without charge, execute and deliver a new Warrant Certificate in the name of the transferee named in such Form of Transfer and the transferred Warrant Certificate shall be promptly cancelled.

                  (c) Loss of Certificates. Upon receipt by the Warrant Agent of evidence satisfactory to it of loss, theft, destruction or mutilation of the Warrant Certificate and, in the case of loss, theft or destruction, upon receipt of an indemnity bond satisfactory to the Warrant Agent (obtained by the Holder at the Holder's expense) or, in the case of mutilation, upon surrender of the Warrant Certificate, the Warrant Agent shall execute and deliver a new Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant Certificate thereupon shall become void.

                  (d) Indemnity. Each holder of the Warrants and the Warrant Shares shall indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or


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several, to which the Company or any such director, officer or any such person may become subject under the Securities Act of 1933, as amended (the "ACT"), or any statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such holder of the Warrant or the Warrant Shares in violation of the Warrant Certificate or this Agreement.

                  12. Transfer Agent and Registrar of Unit Certificates. The Warrant Agent shall keep, at its office at its Corporate Trust Office, 450 West 33rd Street, New York, New York 10001, a Unit Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register the names and addresses of Holders of Units evidenced by Unit Certificates in registered form and the certificate numbers and denominations of such Unit Certificates. The Warrant Agent shall also register in the Unit Register all exchanges and transfers of Units evidenced by Unit Certificates.

                  At the Separation Date or as soon thereafter as practicable, the Warrant Agent shall make appropriate notations in the Unit Register to reflect the expiration of the Units and shall take such steps as it deems necessary or desirable to close the Unit Register. The Unit Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Warrant Agent shall provide the Company and Intelligent Polymers Limited with access to the Unit Register during normal business hours and, if so requested by the Company or Intelligent Polymers Limited, shall promptly provide them with a copy of the Unit Register.

                  13. Registration of Warrants and Warrant Shares.

                  (a) Registration of Warrants. The Warrants have been registered under the Act pursuant to the Registration Statement on Forms F-1 and F-3 (Registration Nos. 333-35833 and 333-35839), as declared effective by the SEC on October , 1997, and the securities and blue sky laws of certain states.

                  (b) Filings with the SEC and Registration of the Warrant Shares. The Company covenants and agrees: No later than October 1, 1999, the Company shall file a registration statement covering the Warrant Shares issuable upon exercise of the Warrants, use its best efforts to cause such registration statement to be declared effective by the SEC and use its best efforts to register or qualify the Warrant Shares issuable upon exercise of the Warrants under the securities or Blue Sky laws of each U.S. jurisdiction in which such registration or qualification is necessary, provided that the Company shall not be required to (i) qualify to do business as a broker-dealer in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. The Company shall use its best efforts to cause such registration statement to remain effective through September 30, 2002 or until all Warrants have been exercised.



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                  (c) Expenses. The Company will pay all expenses incurred by the Company in complying with this Section 14, including, without limitation,
(i) all registration and filing fees, (ii) all printing expenses, (iii) all fees and disbursements of counsel and independent public accountants for the Company, (iv) all Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and (v) the entire expense of any special audits incident to or required by any such registration.

                  (d) Listings. The Company covenants to make commercially reasonable efforts to arrange for the Warrants and all Common Shares issuable upon exercise of the Warrants to be listed on the New York Stock Exchange after the Separation Date. Any such listing or quotation will be at the Company's expense.

                  14. Warrant Agent. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform only the duties and obligations explicitly imposed by this Agreement upon the following terms and conditions, all of which the Company and each Holder by acceptance of a Warrant Certificate, shall be bound:

                  (a) Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent shall not be liable for, nor does it assume, any responsibility for the correctness of any of them except for such statements which describe the Warrant Agent or actions it takes or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided.

                  (b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants or conditions contained in this Agreement or in the Warrant Certificates.

                  (c) Reliance on Counsel. The Warrant Agent may select and consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  (d) Reliance on Documents. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine or to have been signed, sent or presented by the proper party or parties.

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                  (e) Company Responsibilities. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for carrying out or performing by the Warrant Agent any of the provisions of this Agreement.

                  (f) Warrant Agent Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all reasonable expenses (including reasonable fees and expenses of its counsel), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and counsel fees, arising out of or in connection with its agency under this Agreement, except as a result of its gross negligence or bad faith.

                  (g) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the holders of the Warrants, as their respective rights or interests may appear.

                  (h) Other Transactions. The Warrant Agent and any shareholder, director, officer or employee of it may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company and for any other legal entity.

                  (i) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

                  (j) Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, (for example, establishment of the Exercise Price or any adjustment thereto), such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the President, Chief Executive Officer, or any Vice President, or the Secretary of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

                  (k) Company Instructions. Except as authorized and directed by the Company, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Exercise Price or the number of Warrant Shares or other securities or property deliverable as provided in this Agreement, to determine whether any facts exist which may require any such adjustment, with respect to the nature or extent of any such adjustments when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or the amount of any Warrant Shares or of any security or property which may at any time be issued or delivered upon the exercise of any Warrant or, at the expiration of the Exercise Period, for any unexercised Warrant or with respect to whether any Warrant Shares or other securities which when issued will be validly issued and fully paid and nonassessable. In no event shall the Warrant Agent be liable for consequential, indirect or special damages, loss of profits or loss of business even if informed of the possibility of such damages by the Company, a Warrant Holder or a third party and regardless of the form of action.

                  15. Change of Warrant Agent. The Warrant Agent may at any time resign as Warrant Agent hereunder by written notice of its election delivered to the Company, such resignation to take effect upon the appointment of a successor warrant agent and its acceptance of such appointment as hereinafter provided. If the Warrant Agent shall resign or become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a Holder, then the Warrant Agent or a Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. In addition, the Company shall have the right to terminate the obligations of the Warrant Agent hereunder upon 30 days prior written notice. Pending appointment of a successor to such Warrant Agent in any such case, either by the Company or by a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appoint by the Company or by a court, shall be a bank or trust company, in good standing, located in the United States, and must have at the time of its appointment as warrant agent a combined capital and surplus of at least

$100,000,000. After appointment, a successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as warrant agent without further act or deed; but the former warrant agent shall deliver and transfer to the successor warrant agent any property held at the time by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect herein, shall not affect the legality or validity of the appointment of a successor warrant agent.

                  16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor warrant agent and deliver such Warrant so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor warrant agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

                  In the case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

                  17. Notice to Company, Warrant Agent and Holders. Any notice pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be sufficiently given if delivered by hand or by reputable overnight delivery service or courier, or five days after mailing by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                  -----------------------
                  -----------------------
                  -----------------------
                  Attention:
                             ------------

                  Notices and other communications to be given to the Company by any Holder or the Warrant Agent shall be deemed sufficiently given if delivered by hand or by reputable overnight delivery service or courier, or five days after mailing by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) to the Company as follows:

                  Biovail Corporation International
                  2488 Dunwin Drive
                  Mississauga, Ontario, Canada
                  L5L 1J9
                  Attention:  Chief Financial Officer

                  Notices and other communications to be given to any Holder shall be deemed sufficiently given if delivered by hand or by overnight delivery service or courier or five days after mailing by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Holder with the Warrant Agent and the Company) in the name and to the address of such Holder appearing on the records of the Warrant Agent or the Company.

                  18. Use of Agents. The Warrant Agent may execute and exercise any of its rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its agents or attorneys and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of such agents or attorneys; provided, however, reasonable care was exercised in the selection thereof.

                  19. Purchase of Warrants by the Company.

                  (a) The Company shall have the right to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                  (b) In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

                  20. Miscellaneous.

                  (a) Statements on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  (b) Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interest of the Holders.

                  (c) Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  (d) Termination.     This Agreement shall terminate on the
fifteenth day following the earlier to occur of (i) the Expiration Date and
(ii) the date on which there remain no Warrants outstanding.

                  (e) Facsimile Signature. The Warrant Certificates and any Warrant Certificates that replace the Warrant Certificates may be executed by the Company in facsimile.

                  (f) Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

                  (g) Governing Law. This Agreement and the Warrants issued hereunder shall be construed in accordance with the laws of the State of New York applicable to contracts executed in that state by residents of that state to be performed wholly within that state.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                  (i) Headings. The descriptive headings of sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the Company and the Warrant Agent have executed this Agreement as of the date first above written.

                                     BIOVAIL CORPORATION INTERNATIONAL


                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                     CHASE MELLON SHAREHOLDER SERVICES, L.L.C.
                                     as Warrant Agent



                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:

                  The undersigned hereby agrees to the provisions of Section 12(a) and 13 above.

                                     INTELLIGENT POLYMERS LIMITED



                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT



                 UNTIL SEPTEMBER 30, 1999 OR SUCH EARLIER DATE AS THE PURCHASE OPTION (AS DEFINED IN THE WARRANT AGREEMENT) IS EXERCISED OR EXPIRES UNEXERCISED (THE "SEPARATION DATE") THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE TRADED, EXCHANGED OR OTHERWISE TRANSFERRED ONLY TOGETHER WITH THE COMMON SHARES OF INTELLIGENT POLYMERS LIMITED ISSUED HEREWITH. THE HOLDER HEREOF MAY, BUT NEED NOT, SUBMIT THIS CERTIFICATE FOR THE REMOVAL OF THIS LEGEND AFTER THE SEPARATION DATE.




                         (FORM OF WARRANT CERTIFICATE)

VOID AFTER 5:00 p.m.,                              Warrant No. _____
New York City Time,                                Warrant to Purchase _____
on the Separation Date                             Common Shares, no par value



                BIOVAIL CORPORATION WARRANTS TO PURCHASE COMMON
                              SHARES, NO PAR VALUE



                 This Warrant Certificate certifies that for value received
___________________________________________________________________________
or registered assigns is entitled to purchase from Biovail Corporation International (the "Company"), on any business day beginning on October 1, 1999 (the "Exercise Commencement Date"), the number of the Company's Common Shares, no par value (the "Common Shares"), set forth above, each of which Common Shares shall be fully paid and nonassessable, at the exercise price per Common Share of U.S.$_____ (the "Exercise Price"). The number of Common Shares purchasable upon exercise of the Warrants evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to on the reverse side hereof (the "Warrant Agreement"). Subject to the terms of the Warrant Agreement, this Warrant may be exercised in whole or in increments of one Common Share at any time on or after the Exercise Commencement Date and before 5:00 p.m., New York City time, on September 30,

2002 (the "Expiration Date"), by surrender of this Warrant Certificate at the office of the warrant agent for the Warrants (the "Warrant Agent"), with the Election to Purchase on the reverse side hereof completed and duly executed and accompanied by payment, in cash or certified or official bank check payable to the order of the Company.

                 The Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 Immediately after 5:00 p.m., New York City time, on the Expiration Date, this Warrant will become null and void and of no value.

                 REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE
FRONT OF THIS CERTIFICATE.

                 This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                 This Warrant shall be governed by and construed in accordance with the laws of the State of New York as applicable without giving effect to conflicts of law principles thereof.

                 Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 450 West 33rd Street, New York, NY 10001, Attention:
____________________, and may be obtained by any holder upon written request and without cost.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer, and its corporate seal is hereunto affixed.

Dated:

Chase Mellon Shareholder Services, L.L.C., as Warrant Agent



By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

BIOVAIL CORPORATION INTERNATIONAL



By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------



By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------


                                 [Reverse Side]

                 The warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants to purchase Common Shares, no par value, of Biovail Corporation International (the "Company"), issued pursuant to the Warrant Agreement between the Company and the Warrant Agent named therein, dated as of October __, 1997 as amended at any time (the "Warrant Agreement"). The Warrant Agreement is hereby incorporated by reference and made a part of this Warrant Certificate as fully as though completely set forth herein. The holder of this Warrant Certificate agrees to be bound by the Warrant Agreement. In the event of any inconsistency or discrepancy between the Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall govern. Reference is made to the Warrant Agreement for a complete description of the rights, limitations of rights, obligations and duties of the Company, the Warrant Agent and the holders of Warrants.

                 If upon any exercise of the Warrant evidenced hereby the number of Common Shares purchased shall be less than the total number of Common Shares evidenced hereby, the Warrant Agent shall issue to the holder hereof, or his proper transferee, a new Warrant Certificate evidencing the rights of the holder hereof to purchase the balance of the Common Shares purchasable hereunder upon the same terms and conditions herein set forth. Warrants may be exercised only as to whole Common Shares.

                 The Warrant may not be transferred or exercised except in compliance with the Warrant Agreement and applicable federal, state and provincial securities laws.

                 Upon due presentation for registration of transfer of this Warrant Certificate to the office of the Warrant Agent with the Form of Transfer set forth below duly completed and executed, a new Warrant Certificate of like tenor and evidencing rights to purchase a like number of Common Shares shall be issued without charge to the transferee designated in the Form of Transfer in exchange for this Warrant Certificate.

                 The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon by anyone) for the purpose of exercise of the Warrant and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                 Upon receipt by the Warrant Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon receipt of an indemnity bond satisfactory to the Warrant Agent (obtained by the holder at the holder's expense) or, in the case of mutilation, upon surrender of this Warrant Certificate, the Warrant Agent shall execute and deliver a new Warrant Certificate of like tenor and date and the lost, stolen, destroyed or mutilated Warrant Certificate thereupon shall become void.

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT


                              ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)

                 The undersigned hereby irrevocably elects to exercise _________ of the purchase of _________ Common Shares, no par value, of Biovail Corporation International (the "Common Shares") and herewith makes payment of U.S. $ _______ (such payment being in cash, or certified or official bank check payable to the order of Biovail Corporation International), all at the exercise price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement referred to therein, surrenders this Warrant Certificate and all right, title and interest therein to Biovail Corporation International and requests that certificates for such Common Shares be issued in the name of:



-------------------------------------------------------------------------------
                                   (Name)

-------------------------------------------------------------------------------
                                  (Address)

-------------------------------------------------------------------------------
           (Social Security or other taxpayer identifying number)

and, if different from above, be delivered to;


-------------------------------------------------------------------------------
                                   (Name)

-------------------------------------------------------------------------------
                                  (Address)

and, if the number of Common Shares so purchased are not all of the Common Shares issuable upon exercise of the Warrants evidenced by this certificate, that a new certificate evidencing Warrants to purchase the balance of such Common Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:                            , 19
      ----------------------------    --

Name of Registered Owner:
                         ------------------------------------------------------

-------------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
           (Social Security or other taxpayer identifying number)

Signature:
          ---------------------------------------------------------------------


IMPORTANT:       ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW
                 BY A FINANCIAL INSTITUTION THAT IS A MEMBER OF THE SECURITIES
                 TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE STOCK
                 EXCHANGE MEDALLION PROGRAM ("SEMP") OR THE NEW YORK STOCK
                 EXCHANGE INC.  MEDALLION SIGNATURE PROGRAM ("MSP").

SIGNATURE GUARANTEE:

Name:
     --------------------------------------------------------------------------
                               (please print)

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------

                                                                       EXHIBIT C
                                                            TO WARRANT AGREEMENT


                                FORM OF TRANSFER

(To be signed only upon transfer of Warrant in accordance with Section 12 of the Warrant Agreement)

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ________________________ whose address is _______________________
right represented by the Warrant to
purchase ________________ Common Shares, no par value, of BIOVAIL INTERNATIONAL to which the Warrant relates, and appoints the Warrant Agent attorney to transfer such right on the books of BIOVAIL CORPORATION INTERNATIONAL with full power of substitution.

Dated:                            , 19
      ----------------------------    --



                                      ------------------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                      ------------------------------------------
                                      (Address)

IMPORTANT:       ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW
                 BY A FINANCIAL INSTITUTION THAT IS A MEMBER OF THE SECURITIES
                 TRANSFER AGENTS MEDALLION PROGRAM (STAMP), THE STOCK EXCHANGE
                 MEDALLION PROGRAM (SEMP) OR THE NEW YORK STOCK EXCHANGE, INC.
                 MEDALLION SIGNATURE PROGRAM ("MSP:).

SIGNATURE GUARANTEE:

Name:
     --------------------------------------------------------------------------
                               (please print)

By:
   ----------------------------------------------------------------------------

Title:
      -------------------------------------------------------------------------